UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2011
Aradigm Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-28402 (Commission File Number)	94-3133088 (I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, California (Address of principal executive offices)	94545 (Zip Code)
Registrant’s telephone number, including area code: (510) 265-9000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On May 26, 2011, Aradigm Corporation (the “Company”) convened its Annual Meeting of Shareholders (the “Meeting”). Two proposals were presented and voted on and the results for the two proposals were reported at the Meeting. Set forth below are the results reported at the Meeting for proposals 1 and 2.
     Proposal 1 — Re-election of Frank H. Barker, Igor Gonda, Tamar D. Howson, John M. Siebert and Virgil D. Thompson as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.
     All of the following five nominees for directors were re-elected to hold offices until the next annual meeting of shareholders and until their successors are elected:

Nominee	For	Withheld	Non-votes
Frank H. Barker	110,406,093	316,898	37,550,294
Igor Gonda	110,283,170	439,821	37,550,294
Tamar D. Howson	110,415,758	307,233	37,550,294
John M. Siebert	110,229,077	493,914	37,550,294
Virgil D. Thompson	110,415,250	307,741	37,550,294
     Proposal 2 — Ratification of the selection of Odenberg, Ullako, Muranishi & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For:	147,347,727
Against:	566,595
Abstained:	358,963
Non-votes:	0
     Proposal 2 received “For” votes from the holders of at least a majority of the outstanding shares of common stock present either in person or by proxy and entitled to vote at the Meeting. Proposal 2 therefore passed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION
Dated: May 27, 2011	By:	/s/ Nancy Pecota
		Name:	Nancy Pecota
		Title:	Vice President, Finance and Chief Financial Officer

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